                                                                       EXHIBIT 5

                              M&T Bank Corporation
                                  One M&T Plaza
                                Buffalo, NY 14203



                                                         December 12, 2000

Board of Directors
M&T Bank Corporation
One M&T Plaza
Buffalo, NY  14203

Ladies and Gentlemen:

        This opinion is rendered in connection with the Registration Statement on Form S-4, No.-333-48946 (the "Registration Statement"), of M&T Bank Corporation, a ("M&T"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of 9,023,214 shares of M&T's common stock, par value $.50 per share ("M&T Common Stock"), isuable in connection with that certain Agreement and Plan of Reorganization dated as of July 9, 2000 (the "Reorganization Agreement"), among M&T, Premier National Bancorp, Inc. ("Premier"), and Olympia Financial Corp. ("Olympia"), and that certain related Agreement and Plan of Merger dated as of July 9, 2000, as amended(together, the "Agreements"), among M&T, Premier and Olympia. Subject to certain conditions, the Agreements provide for the merger (the "Merger") of Premier with and into Olympia.

        As Senior Vice President and General Counsel of M&T, I have participated in the preparation of the Registration Statement, including the prospectus included therein. I have acted as counsel to M&T with respect to the authorization and issuance of the M&T Common Stock covered by the Registration Statement. I have reviewed M&T's Restated Certificate of Incorporation and Bylaws, each as amended to date, the

Board of Directors
M&T Bank Corporation
December 12, 2000
Page 2


Registration Statement, the Agreements and the proceedings taken by M&T relating to the Agreements and the Registration Statement, including the resolutions adopted by M&T's Board of Directors with respect thereto. I also have examined such corporate records, certificates and other documents that I have considered necessary or appropriate for the purposes of this opinion.

        In making such examination and rendering the opinions set forth below, I have assumed: (i) the genuineness and authenticity of all signatures (other than my own) on original documents; (ii) the authenticity of all documents submitted to me as originals; and (iii) the conformity to originals of all documents submitted to me as copies and the authenticity of all originals of such documents. In addition, I have assumed the due authorization and issuance of the outstanding shares of common stock of Premier in accordance with applicable law. I am admitted to practice law in the State of New York and do not purport to be an expert on or to express any opinion on any laws other than the laws of the State of New York and the federal laws of the United States of America. This opinion speaks as of today's date and is limited to present statutes, regulations and judicial interpretations. In rendering this opinion, I assume no obligation to revise or supplement this opinion should the present laws be changed by legislative or regulatory action, judicial decision or otherwise.

        Based upon the foregoing, I am of the opinion that the shares of M&T Common Stock issuable in the Merger have been duly authorized and, when issued to the stockholders of Premier pursuant to, and in accordance with, the terms of the Agreements, will be validly issued, fully paid and nonassessable.

Board of Directors
M&T Bank Corporation
December 12, 2000
Page 3


        This letter does not address any matters other than those expressly addressed herein. This letter is given for your sole benefit and use. No one else is entitled to rely hereupon.

        I hereby consent to the filing of this opinion as an exhibit to Pre-Effective Amendment No. 1 to the Registration Statement and to the reference to me under the caption "Legal Opinion" in the prospectus, which is part of the Registration Statement. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act.

                                                  Very truly yours,

                                                  /s/ Richard A. Lammert
                                                  -----------------------
                                                  Richard A. Lammert
                                                  Senior Vice President and
                                                  General Counsel